                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated January 25, 1999 and to all references to our Firm included in or made part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
New York, New York
August 18, 1999